Exhibit 10.34


                              LEASE

     THIS Lease, made and entered into as of the 28th day of August 1996, by and between THE BRONSON ROAD GROUP, a general partnership organized and existing under the laws of the State of Connecticut, owner of that certain parcel of land together with the two buildings known as 1960 Bronson Road, Fairfield, Connecticut (the "Complex") (as described on Exhibit A attached hereto), and having an office at 1960 Bronson Road, Fairfield, Connecticut (hereinafter "LESSOR"), and COMPETITIVE TECHNOLOGIES, INC. a Delaware corporation, having an office at No. 1465 Post Road East, Westport, Connecticut (hereinafter "LESSEE").

                      W I T N E S S E T H:

     WHEREAS, LESSOR desires to lease to LESSEE all of the interior of Building 1 of the Complex (as described on Exhibit "A" attached hereto) for the term and on the conditions hereinafter set forth;
and

     WHEREAS, LESSEE desires to lease from LESSOR all of the interior of Building 1 for the term and on the conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of their respective undertakings and agreements herein contained, the parties do hereby agree as follows:
     Section 1.  Term, Leased Space and Fix-up.

          (a) LEASED SPACE. (i) LESSOR hereby leases to LESSEE, and LESSEE hereby leases from LESSOR all that certain space (herein called the "Leased Space"), being the entire interior of Building
1 of the Complex, for the term (the "Term") commencing January 1, 1997 and ending December 31, 2001 (the "Termination Date"), together with rights of ingress to and egress from the parking area serving the Complex. LESSOR represents that the Leased Space exclusive of any attic area contains approximately nine thousand (9,000) square feet.
               (ii) From November 1, 1996 through December 31, 1996, LESSEE may use and occupy the second floor and a portion of the first floor of Building No. 1 as identified and described by LESSOR to LESSEE.
     (b) LESSEE shall take such Leased Space "as is" in accordance with the provisions of Section 12 below. In lieu of any fix-up allowance, LESSOR agrees that although LESSEE will take possession of a substantial portion of the Leased Space on or about November 1, 1996, payment of rent shall begin as of January 1, 1997. Any and all additional fix-up of the Leased Space shall be at the sole cost and expense of LESSEE. In the event LESSEE desires to make any material changes such as removal of interior walls or partitions, it shall first obtain the written approval of LESSOR which approval shall not be unreasonably withheld.

     Section 2. End of Term. Upon expiration or other termination of this Lease, LESSEE shall immediately quit and surrender to LESSOR the Leased Space, broom clean, in good order and condition, ordinary wear excepted, and LESSEE shall remove all its property. LESSEE's obligations to observe or perform this covenant shall survive the expiration or other termination of this Lease.

     Section 3. Holding Over by Lessee. In the event that the Lessee shall remain in the Leased Space after the expiration of the term of this Lease without having executed a new written lease with the LESSOR, such holding over shall not constitute a renewal or extension of this Lease. The LESSOR may, at its option, elect to treat the LESSEE as one who has not removed at the end of this term, and shall thereupon be entitled to all the remedies against the LESSEE provided by law or equity in that situation, or the LESSOR may elect, at its option, without waiver of any rights or remedies, to construe such holding over as a tenancy from month to month, subject to all the terms and conditions of this Lease, except as to duration thereof, and in that event the LESSEE shall pay monthly rent in advance at the rate provided herein as effective during the last month of the Term.

     Section 4.  Base Rent.    This lease is a "gross lease" except
as otherwise set forth in this Lease. LESSEE agrees to pay and shall pay to LESSOR, in United States legal tender at the time of payment, base rent for the Leased Space as follows:

          (i) for the period January 1, 1997 to June 30, 1999, the amount of $450,000, payable in equal monthly installments of $15,000, in advance on the first day of each month;
          (ii) for the period July 1, 1999 to December 31, 2001, the amount of $506,250, payable in equal monthly installments of $16,875, in advance on the first day of each month.

     Section 5. Additional Rent. In addition to the foregoing, during the Term and any Renewal Term, LESSEE agrees to pay and shall pay to LESSOR within thirty days of the sending of each statement by LESSOR, the amount (if any) by which LESSOR's electric utility charges for the Leased Space, as determined by a separate electric meter, exceed the amount of $4.00 per square foot per year. A year shall be defined as the period from , January 1 to December 31, inclusive, of each lease year. A schedule of electric utility charges for calendar year 1994 and 1995 and the twelve months ending June 30, 1996 is annexed as Exhibit B.

     Section 6. Heating and Air Conditioning. The LESSOR agrees to furnish to the Leased Space adequate air conditioning during the summer months and adequate heat during the winter months, but shall not be liable for any damages by reason of failure to supply air conditioning or heating caused by LESSEE's activities or omissions, mechanical failure, repairs, or any other causes beyond the control of the LESSOR. As used herein, the terms "adequate air conditioning" and "adequate heat" shall mean that LESSOR shall maintain the HVAC systems to produce in the cooling season interior conditions of not more than 75 degrees F. Dry Bulb and 50% relative humidity when the outside temperature is no more than 90 degrees F. Dry Bulb, and 75 degrees F. Wet Bulb; and in the heating season not less than 68 degrees F. Dry Bulb when the outside temperature is not less than 0 degrees F. Dry Bulb.

     Section 7. Utilities. All utilities of any kind whatsoever used and consumed in the Leased Space, including electricity, water, gas, and fuel, and utilities used for heating and air conditioning, shall be paid by the LESSOR directly to the appropriate utility company. Cleaning, janitorial services and such other services as the LESSEE may find necessary or desirable in connection with its occupancy of the Leased Space shall be supplied by the LESSEE at its own expense. Lessee represents that it does not expect nor intend to use any equipment or conduct any operations which would require non-ordinary utility services and amounts of consumption beyond general office usage.

     Section 8. Taxes and Insurance. LESSEE shall obtain, maintain in effect and pay for insurance, including general liability insurance covering the Leased Premises, with policy limits of at least $2,000,000 per occurrence and shall pay personal property, excise, sales and other taxes related to its furniture, fixtures, equipment and other personal property and related to the Leased Space. At its option, LESSOR may review LESSEE's insurance policies providing coverage for the above items and LESSEE's payments on such tax statements. At the LESSOR's option, if the LESSEE has not made timely payments, the LESSOR may pay insurance statements of LESSEE relating to this Lease and the Leased Space and bill LESSEE therefor. LESSEE shall pay such statements within 30 days of the sending thereof. LESSOR shall pay for all real estate taxes and all impositions and assessments for public improvements including but not limited to sewer use taxes and sewage disposal for the Complex. LESSOR shall also maintain and pay for adequate policies insuring the building in which the Leased Premises are located for hazard and all risk type coverage, with fire, extended and all risk coverage, excluding LESSEE's improvements, and shall also maintain and pay for a policy of public liability and property damage insurance covering the Complex with the LESSEE's name endorsed thereon as an additional insured. The policy limits shall be for at least $2,000,000 per occurrence. A copy of the policy of such insurance shall be delivered to LESSEE prior to commencement of the Lease.

          (i) If approved by each respective insurer, each policy of public liability insurance, hazard insurance or other insurance insuring risks arising out of any occurrence at the Complex, carried by LESSEE or LESSOR, shall provide that the insurer waives any rights of subrogation against the LESSOR (in the case of LESSEE's policies) and, against the LESSEE (in the case of LESSOR's policies) in connection with or arising out of any claim or benefit provided under such insurance policy.
          (ii) In no event shall LESSEE or any person or entity claiming an interest in the Leased Premises by, through or under LESSEE and over whom LESSEE shall have control, claim, maintain or prosecute any action or suit at law or in equity against the LESSOR for any loss, cost or damage caused by or resulting from fire or other risk or casualty in the Complex for which LESSEE is or may be insured under a standard hazard and all risk insurance policy, including fire, extended and/or all risk type coverage, whether or not the property (tangible or intangible) is insured or required to be insured under this Lease, and whether or not caused by the negligence of the LESSOR, or the agents, or servants, or employees of the LESSOR.
          (iii) In no event shall LESSOR or any person or entity claiming an interest in the Complex by, through or under LESSOR and over whom LESSOR shall have control, claim, maintain or prosecute any action or suit at law or in equity against the LESSEE for any property damage to the Complex caused by or resulting from fire or other risk or casualty in the Complex for which LESSOR is required to be insured under the provisions of the Lease, whether or not caused by the negligence of the LESSEE or the agents, servants and/or employees of the LESSEE.
          (iv) The limitation on claims by LESSOR or LESSEE or any party claiming by or through LESSOR or LESSEE contained in subparagraphs (ii) and (iii) above shall not apply with respect to claims arising out of the gross negligence or wilful misconduct of the other party, unless the damage had been insured by the party seeking to make the claim and such insurance policy permits the waiver of claim despite the gross negligence or wilful misconduct of the other party.

          Section 9. Indemnification. Notwithstanding anything to the contrary contained in this Lease, LESSEE shall hold LESSOR harmless and indemnify LESSOR from any and all damages resulting or deriving from the intentional acts, breach of duty, negligence and omissions of the LESSEE, its agents, servants, representatives, employees, sublessors, assigns and guests.

          Section 10.  Security Deposit and Advance Payment of
     Rent.
               (a) SECURITY DEPOSIT. On the date of the execution of this Lease, the LESSEE shall deposit with the LESSOR the sum of Fifteen Thousand ($15,000.00) Dollars as security for the faithful performance by the LESSEE of all of the terms and conditions of this Lease including but not limited to the covenant to make timely payments of base rent, additional rent, or other charges for services due hereunder. The LESSOR may use any part of the security to satisfy any default or breach of the LESSEE and any expense arising from such default or breach including reasonable attorneys fees. If the LESSEE shall comply fully with the terms of this Lease, the security, with accumulated interest ("Security Deposit"), shall be returned to the LESSEE at the expiration of the Lease. In the event the LESSOR assigns his interest in the Lease or Leased Space, the LESSEE hereby consents to an assignment of the security deposit. The Security Deposit shall be maintained in an interest bearing account at People's Bank or at such other bank as may reasonably be determined by LESSOR. LESSEE's Federal Employer Identification number shall be placed on each such account and LESSEE shall pay all taxes, if and when due, on all such interest and shall hold harmless and indemnify LESSOR therefrom. To the extent such information is received by LESSOR it shall provide LESSEE with timely notice thereof.
               (b)  FIRST RENTAL INSTALLMENT.  On or before
          November 1, 1996, the LESSEE shall pay to the LESSOR $15,000 for the monthly rental installment due January 1, 1997.
                (c) As used in this Lease, "rent" includes "base rent" and "additional rent".

               Section 11.    Covenants.

               (a) PURPOSE. The LESSEE covenants and agrees to use the Leased Space only as its general offices and agrees not to use or permit the Leased Space to be used for any other purpose without the prior written consent of the LESSOR endorsed hereon, which prior written consent shall not be unreasonably withheld or delayed.
                (b) FORCE MAJEURE. For the purpose of this Lease, the term "Force Majeure" means any period of delay which arises from or through Acts of God; strikes, lockouts, or labor difficulties; explosions. sabotage, terrorist acts, accidents, riots or civil commotion; acts of war; fires or other casualties; legal requirements; delays caused by the other party; and causes beyond the reasonable control of a party.
                (c) OBLIGATION TO PAY RENT. This Lease and the obligation of the LESSEE to pay rent herein and perform all of the other covenants and agreements herein shall in no way be affected, impaired or excused because the LESSOR is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied, or is unable to make or is delayed in making repairs, additions, alterations or decorations, or is unable to supply or is delayed in supplying any equipment or fixtures if the LESSOR is prevented or delayed from so performing any of such covenants or agreements by reason of Force Majeure or by reason of the conditions of supply and demand which have been or are affected by Force Majeure.
                (d) SIGNS. The LESSEE covenants and agrees that no lighting fixtures and exterior and interior signs, drapes, curtains or any other types or kinds of devises which may be seen from the exterior or interior of the building shall be affixed to or place upon or used in any part of the Leased Space by the LESSEE except in such manner, and of such size, design and color as shall be approved in advance by the LESSOR. The LESSOR agrees it will not unreasonably withhold its consent. LESSOR at its reasonable expense shall install or cause to be installed a reasonable building exterior directory sign affixed to or near Building 1 or on a pole sign.
              (e) PEACEFUL POSSESSION. The LESSOR covenants that the LESSEE on timely paying the said rental and timely performing the covenants and conditions in this Lease shall and may peaceably and quietly have, hold and enjoy the Leased Space for the Term of the Lease without hindrance or interruption by LESSOR..
              (f) RIGHT TO INSPECT AND EXHIBIT. The LESSOR, or its agents, shall have the right to enter the Leased
          Space at reasonable hours in the day or night to examine the Leased Space or to perform maintenance or to make such repairs, additions or alterations as it shall deem necessary for the safety, preservation or restoration of the Leased Space and the Complex, or for the safety or convenience of the occupants or users thereof.
               (g) OBSERVATION OF LAWS, ORDINANCES, RULES AND REGULATIONS. LESSEE shall faithfully observe and comply with all laws, ordinances, rules and regulations of the Federal, State, County and Municipal authorities applicable to the business to be conducted by the LESSEE in the Leased Space and to such Leased Space, and LESSEE shall promptly correct and remedy any violations thereof. LESSOR shall faithfully observe and comply with all municipal, state and federal statutes, regulations and ordinances now in force or which may hereafter be in force with respect to the Complex, including any zoning regulations, and will correct and remedy any violations thereof known to it or of which it is notified except any violations which are solely the result of any activity of the LESSEE in the Leased Premises.
               (h) NON-LIABILITY OF LESSOR. The LESSOR shall not be responsible for the loss or damage to property, or injury to persons, occurring in or about the Leased Space by reason of any existing or future condition, defect, matter or thing in the Leased Space, or for the acts, omissions or negligence of other persons in and about the said Complex.

          Section 12.  Condition of Premises.

               (a) CONDITION OF PREMISES/REPAIRS/ALTERATIONS AND IMPROVEMENTS. The LESSEE has examined the Leased Space and accepts it in its present condition and without any representations on the part of the LESSOR or its agents, attorneys, representatives and employees as to the present or future condition of the Leased Space. The LESSEE at its own cost and expense, shall keep the Leased Space in repair and good condition, including but not limited to daily maintenance, and shall use all reasonable precautions to prevent waste, damage or injury to such Leased Space. The LESSEE agrees to keep the Leased Space and all parts therefrom in a clean and sanitary condition and free from trash, inflammable material, hazards, obstacles and other objectionable matter.
               (b) LESSEE'S RESPONSIBILITIES FOR DAMAGE. All damage or injury to the Complex and to its fixtures, appurtenances and equipment caused by LESSEE moving property in or out of the building or by installation or removal of furniture, fixtures or other property, or from any other cause of any other kind or nature whatsoever due to omission, neglect, improper conduct or other cause by LESSEE, its agents, servants, representatives, service providers or employees shall be repaired by LESSEE at its sole cost and expense, and if LESSEE fails to do so promptly, such damage or injury may be repaired, restored or replaced by LESSOR at LESSEE's expense. LESSEE shall not place a load upon any floor of the Leased Space exceeding the floor load per square foot area which such floor was designed to carry.
               (c) LESSOR's RESPONSIBILITIES. The LESSOR agrees to keep the parking area servicing the Leased Space clean and free of obstructions, debris, snow and ice, and to maintain the grass area. The LESSOR shall, at its own expense, maintain and keep in good repair the roof and the external walls and structural components of the Leased Space and any parking lot appurtenant thereto. LESSOR shall be responsible for maintaining the exterior of Building 1 including exterior windows and doors, except for damage caused by LESSEE and its agents, representatives, employees, suppliers and invitees. LESSOR shall maintain, repair and replace when necessary the heating, ventilation, air conditioning, plumbing, electrical and other mechanical systems servicing the Leased Premises so that such systems shall continue to be in good working order.
               (d) LESSOR REPAIRS. During the progress of any work in the Leased Space performed by the LESSOR pursuant to the provisions hereof, LESSOR may keep and store therein all necessary materials, tools supplies and equipment. LESSOR shall not be liable for inconvenience, annoyance, disturbance, loss of business or other damage of LESSEE by reason of making such repairs of the performance of any such work, or on account of bringing materials, tools, supplies and equipment into the Leased Space during the course thereof and the obligations of LESSEE under this Lease shall not be affected thereby, provided that LESSOR uses efforts reasonable under the circumstances to minimize to the extent practical any resulting inconvenience, annoyance, disturbance, loss of business or other damage to LESSEE or any subtenant by reason of making such repairs or in the performance of any such work or in any of the matters referred to above.
               (e) OWNERSHIP OF PROPERTY AT TERMINATION OF LEASE. All erections, alterations, additions and improvements whether temporary or permanent in character, which may be made upon the Leased Space either by the LESSOR or the LESSEE, except furniture, movable trade fixtures and movable partitions installed at the expense of the LESSEE, shall be the property of the LESSOR and shall remain upon and be surrendered with the Leased Space as part thereof at the termination of this Lease, without compensation to the LESSEE.
               (f) DAMAGE BY FIRE, EXPLOSION, THE ELEMENTS OR OTHERWISE. (i) Except as otherwise provided herein, in the event of the destruction of the Leased Space by fire, explosion, the elements or otherwise during the term hereby created, or previously thereto, or such partial destruction thereof as to render the Leased Space wholly untenantable or unfit for occupancy, or should the Leased Space be so badly injured that the same cannot be repaired within 90 days from the happening of such injury, then, and in such case, the Term hereby created shall, at the option of either party, by notice from either party to the other within fifteen (15) days of the date of the casualty, cease and become null and void from the date of such damage or destruction, and the LESSEE shall immediately surrender the Leased Space and all the LESSEE's interest therein to the LESSOR, and shall pay rent only to the time of such surrender, in which event the LESSOR may reenter and repossess the Leased Space and may remove all parties therefrom. (ii) Should the Leased Space be rendered untenantable and unfit for occupancy, but yet be repairable within ninety
          (90) days from the happening of said injury, upon prompt request of the LESSEE by notice to LESSOR within fifteen
          (15) days of the date of the casualty ("Notification"), and if any mortgagee of the Complex shall agree, the LESSOR shall enter and repair the same with reasonable speed, and the rent shall be abated while repairs are being made, but shall recommence immediately after said repairs shall be completed and the Leased Space is suitable for occupancy. If the LESSEE does not give such Notification, this Lease shall be deemed terminated as of the end of such fifteen (15) day period. If LESSEE gives written notice within such fifteen (15) day period that it does not intend the Lease to continue because of the casualty, then this Lease shall be deemed terminated on the date such written notice is received by LESSOR.
          (iii) If the Leased Space shall be so slightly injured as not to be rendered untenantable and LESSEE is able to carry on its usual and customary day to day business without material interruption, then the LESSOR agrees to repair the same with reasonable promptness and in that case the rent accrued and accruing shall not cease or abate. The LESSEE shall immediately notify the LESSOR in case of fire or other damage to the Leased Space.

          Section 13.  Default, Breach and Violation of Lease
                         Covenants, Agreements and Conditions.

               (a) DEFAULT IN PAYMENT OF RENT. The LESSEE shall, without any previous demand therefor, pay to the LESSOR, or his designee, rent at the times and in the manner provided above. In the event of the non-payment of said rent, or any installment thereof, at the times and in the manner above provided, and if the same shall remain in default for ten (10) days after written notice to LESSEE, or if the LESSEE shall be dispossessed or evicted for non-payment of rent, or the Leased Space shall be deserted or vacated, the LESSOR or its agents shall have
          the right to and may enter the Leased Space as the agent
          of the LESSEE, either by force or otherwise, without
          being liable for any protection or damages therefor, and
          may relet the Leased Space as the agent of the LESSEE,
          and receive the rent therefor, upon such terms as shall
          be satisfactory to the LESSOR, and all rights of the
          LESSEE to repossess the Leased Space under this Lease
          shall be forfeited.  Such re-entry by the LESSOR shall
          not operate to release the LESSEE from any rent to be
          paid or covenants to be performed hereunder during the
          full term of this Lease.   For the purpose of reletting,
          the LESSOR shall be authorized to pay for such utilities, provide such maintenance and make such repairs or alterations in or to the Leased Space as may be necessary to keep or place the same in good order and condition.
          The LESSEE shall be liable to the LESSOR for the cost of such utilities, maintenance, repairs or alterations, and all expenses of such reletting. If the sum realized or to be realized from the reletting is insufficient to satisfy the monthly or term rent provided in this Lease, the LESSOR, at its option, may require the LESSEE to pay such deficiency month by month. The LESSEE shall not be entitled to any surplus accruing as a result of the re-letting.
              (b) ATTORNEYS FEES. The LESSEE shall pay, as additional rent, all reasonable attorneys fees, costs, fees and other expenses incurred by the LESSOR in enforcing any of the obligations to it under this Lease.
          If LESSEE obtains judgment against LESSOR for any obligation owed to it by LESSOR pursuant to this Lease, LESSEE shall be entitled to collect from LESSOR its reasonable attorneys fees, costs and expenses.
               (c) VIOLATION OF COVENANTS, FORFEITURE OF LEASE, RE-ENTRY BY LESSOR. In case of violation or breach by the Lessee of any of the covenants, agreements and conditions of this Lease, or of the rules and regulations now or hereafter to be reasonably established by the LESSOR, and upon failure to discontinue such violation within fifteen (15) days if monetary in nature (other than rent as set forth in Section 13(a) above), otherwise within thirty (30) days after notice thereof given to the LESSEE, this Lease shall thenceforth, at the option of the LESSOR, become terminated, subject to the LESSEE's liability and responsibility thereunder for any rent to be paid or covenants to be performed hereunder during the full term of this Lease, and the LESSOR may re-enter without further notice or demand, or may recover possession thereof in the manner prescribed by the statute relating to summary process. All right to any such notice or demand of such re-entry is hereby expressly waived by the LESSEE. The rent in such case shall become due, be apportioned and paid on and up to the day of such re-entry and the LESSEE shall be liable for all loss or damage resulting from such violation as aforesaid. No waiver by the LESSOR of any violation or breach of condition, by the LESSEE shall constitute or be construed as a waiver of any other violation or breach of condition, nor shall lapse of time after breach of condition by the LESSEE before the LESSOR shall exercise its option under this paragraph operate to defeat the right of the LESSOR to declare this Lease terminated and to re-enter upon the Leased Space after the breach or violation. Such re-entry or repossession by the LESSOR shall not operate to release the LESSEE from any rent to be paid or covenants to be performed hereunder during the full term of this Lease. The LESSEE hereby waives all right to any notice to quit possession as prescribed by the statute relating to summary process.
               (d)  BANKRUPTCY, INSOLVENCY, ASSIGNMENT FOR BENEFIT
          OF CREDITORS. It is further agreed that if at any time during the term of this Lease, the LESSEE shall make any assignment for the benefit of creditors, be decreed insolvent , or files any voluntary bankruptcy petition, or if a receiver shall be appointed for the LESSEE then the LESSOR may, at its option, terminate this Lease, exercise of such option to be evidenced by notice to that effect served upon the assignee, receiver, trustee or other person in charge of the liquidation of the property of the LESSEE or the LESSEE's estate, but such termination shall not release or discharge any payment of rent payable hereunder during the full term of this Lease and the responsibility or any liability by reason of any agreement or covenant herein contained on the part of the LESSEE or the LESSEE's legal representatives, to be performed hereunder during the full term of this Lease.
               (e) Notwithstanding any statutory, common law or other requirement to the contrary, LESSOR shall have no duty or obligation to mitigate damages after LESSEE's default(s), and LESSEE hereby waives any such claim or defense against LESSOR.

     Section 14.  Subordination and Attornment,

          (a)  SUBORDINATION TO MORTGAGES AND DEEDS OF TRUST.
     This Lease is subject to and is hereby subordinated to all present and future mortgages, deeds of trust and other encumbrances affecting the Leased Space. The LESSEE agrees to execute, at no expense to the LESSOR, any reasonable instrument which may be deemed necessary or desirable by the LESSOR further to effect the subordination of this Lease to any such mortgage, deed of trust or encumbrance. LESSEE's signed subordination agreement shall not be delivered by LESSOR unless the mortgagee or other lender executes a nondisturbance agreement in a form reasonably satisfactory to LESSEE. LESSEE's approval of the form of such non-disturbance agreement shall not be unreasonably withheld. If approved by LESSOR's current mortgagee, LESSOR shall obtain a non-disturbance agreement from such mortgagee.
               (b) ATTORNMENT. LESSEE agrees that in the event any mortgage lender succeeds to the interest of LESSOR and said mortgage lender or its purchaser, successor or other party who succeeds to the interest of LESSOR as owner of the demised premises agrees that LESSEE's possession may continue undisturbed by said succession, then LESSEE agrees to, attorns to and recognizes said mortgage lender, any other purchaser at a foreclosure sale under said mortgage, any transferee who acquires the demised premises by deed in lieu of foreclosure and their respective successors and assigns as LESSOR under and for the unexpired balance of the term of this Lease and any extension or renewal thereof, upon the same terms and conditions as set forth in this Lease.

          Section 15. Mechanics' Liens. In the event that any mechanics' lien is filed against the Complex or any part thereof as a result of alterations, additions or improvements made by the LESSEE, the LESSOR, at his option, after thirty
     (30) days notice to the LESSEE (unless LESSEE bonds the same within said period), may pay the said lien without inquiring into the validity thereof, and the LESSEE shall forthwith reimburse the LESSOR the total expense incurred by the LESSOR in discharging the said lien as additional rent hereunder. If the LESSEE does not make such payment within ten days after demand by LESSOR, the Landlord, at its option may terminate this Lease, in which case the LESSEE shall remain liable for all damages sustained by LESSOR, including but not limited to any rent to be paid or covenants to be performed hereunder during the full term of this Lease. LESSEE shall secure or obtain releases of such mechanics' liens in recordable form.

     Section 16. EMINENT DOMAIN AND CONDEMNATION. If any portion of Building 1 containing the Leased Space or a material portion of the parking area of the Complex shall be taken by public or quasi-public authority under any power of eminent domain or condemnation, this Lease, at the option of the LESSOR, shall forthwith terminate and the LESSEE shall have no claim or interest in or to any award of damages for such taking except for its independent claim, if any, for moving or similar expense.


     Section 17.    ASSIGNMENT/SUBLETTING.

          (a) ASSIGNMENT. The LESSEE may assign this Lease provided the LESSOR consents in writing thereto, but the LESSOR may not unreasonably withhold consent thereto, further provided such assignee will immediately assume, in writing, all of the terms and conditions of this Lease and a counterpart of such assumption is furnished immediately to the LESSOR. If the terms of the said assumption provide for rental, considerations, or fee(s) that if amortized over the remaining term of this Lease would result in an effective monthly rental or gross rental greater than the rent provided for that period of time herein, then fifty percent (50%) of the difference between the rent to be paid hereunder and the rent, fee or consideration to be paid pursuant to the said assignment shall belong to LESSOR and 50% shall belong to the LESSEE. The LESSEE shall always remain responsible for performance of the terms and conditions of this Lease.
          (b) SUBLETTING. The LESSEE shall not sublet this Lease in whole or in part without the express written permission of the LESSOR, provided that such permission may not be unreasonably withheld. If the terms of the said sublease provide for rental, consideration, or fee(s) that if amortized over the remaining term of this Lease would result in an effective monthly rental or gross rental greater than the rent provided for that period of time herein, then fifty percent (50%) of the difference between the rent to be paid hereunder and the rent, fee or consideration to be paid pursuant to the said sublease shall belong to the LESSOR and fifty percent (50%) of the difference between the rent to be paid hereunder and the rent, fee or consideration to be paid pursuant to the said sublease shall belong to the LESSEE. The Tenant herein shall always remain responsible for performance of the terms and conditions of this Lease.
          (c) Notwithstanding everything to the contrary contained in this Lease, LESSOR's review of each proposed assignee or sublessee shall include, but not be limited to, the suitability of their business for the Leased Space and the financial ability of the proposed assignee or sublessee to perform the terms of this Lease. which review LESSOR's approval shall not be unreasonably withheld or unduly delayed.

     Section 18.    Lessee's Option For Renewal Term.   LESSEE
shall have one option to continue this Lease for an additional term of five years from January 1, 2002 through , December 1, 2006 subject to the following terms and conditions:

          (i) from January 1, 2002 through June 30, 2003, base rent shall be $26.00 per square foot of such Leased Space, a total of $585,000 payable in equal monthly installments of $19,500 in advance on the first day of each month.

          (ii) from April 1, 2003 through December 31, 2006 base rent shall be negotiated by the parties based on "gross" fair market value as of July 1, 2003, but such base rent shall be not less than $26.00 per square foot of such Leased Space. Such rent shall total at least $585,000 payable in equal monthly installments of at least $19,500 in advance on the first day of each month.

          (iii) The LESSEE shall not be in default of any term or condition of this Lease at the time of its exercise of this option.
          (iv) This option shall be exercised by LESSEE only through a writing to LESSOR in accordance with Section 24(b) below received by LESSOR on or before June 30, 2001 at 5:00 p.m. Eastern Daylight Savings Time.

          (v) Time is of the essence in LESSEE's exercise of this option.

          Section 19.    Representations and Warranties

               (a) The LESSEE represents and warrants to the Lessor the following, upon which it intends the LESSOR to rely:
                    (i)  The LESSEE has the power to enter into
               and perform this Lease.
                    (ii) This Lease constitutes a valid and
               legally binding obligation of the Lessee, enforceable in accordance with its terms.
                    (iii) Neither the execution and delivery of
               this Lease, the consummation of the transactions contemplated thereby nor the fulfillment by the Lessee of or in compliance by the Lessee with the terms and conditions hereof is prevented or limited by or conflicts with or results in a breach of, or default under, the terms, conditions or provisions of any contractual or other restriction on the Lessee, evidence of its indebtedness or agreement or instrument of whatever nature to which the LESSEE is bound, nor constitutes a default under any of the foregoing or any other agreement. No event has occurred and no condition exists which, upon the execution and delivery hereof, constitutes a Default hereunder or, but for the lapse of time or the giving of notice, would constitute a Default hereunder.
                    (iv) There is no action or proceeding pending
               or, to the knowledge of the LESSEE threatened against the LESSEE, before or in any court, administrative agency or arbitration board that may materially and adversely affect the ability of the LESSEE to perform its obligations under this Lease and all authorizations, consents and approvals of governmental bodies or agencies required in connection with the execution and delivery of this Lease and in connection with the performance of the LESSEE's obligations hereunder have been obtained.
                    (v) The execution, delivery and performance of
               this Lease and any other instrument delivered by the LESSEE pursuant to the terms hereof or thereof are within the power of the LESSEE and are not in contravention of any undertaking or agreement to which the LESSEE is a party or by which it is bound.
                    (vi) The LESSEE is a corporation duly
               organized under the laws of the State of Delaware and is in good standing. The LESSEE shall deliver at the time of execution a certificate of Corporate Authority authorizing the execution of this Lease and the authority of the corporate office.

          (b) The LESSOR represents and warrants to the LESSEE the following, upon which it intends the LESSEE to rely:

                    (i) The LESSOR has the power to enter into and
               perform this Lease.
                    (ii) This Lease constitutes a valid and
               legally binding obligation of the LESSOR, enforceable in accordance with its terms.
                    (iii) Neither the execution and delivery of
               this Lease, the consummation of the transactions contemplated thereby nor the fulfillment by the LESSOR of or compliance by the LESSOR with the terms and conditions hereof is prevented or limited by or conflicts with or results in a breach of, or default under, the terms, conditions or provisions of any contractual or other restriction on the LESSOR, evidence of its indebtedness or agreement or instrument of whatever nature to which the LESSOR is bound, nor constitutes a default under any of the foregoing or any other agreement. No event has occurred and no condition exists which, upon the execution and delivery hereof constitutes a Default hereunder or, but for the lapse of time or the giving of notice, would constitute a Default hereunder.
                    (iv) There is no action or proceeding pending
               or, to the knowledge of the LESSOR threatened against the LESSOR, before or in any court, administrative agency or arbitration board that may materially and adversely affect the ability of LESSOR to perform its obligations under this Lease and all authorizations, consents and approvals of governmental bodies or agencies required in connection with the execution and delivery of this Lease and in connection with the performance of the LESSOR's obligations hereunder or thereunder have been obtained.
                    (v) The execution, delivery and performance of
               this Lease and any other instrument delivered by the LESSOR pursuant to the terms hereof or thereof are within the power of the LESSOR and are not in contravention of any undertaking or agreement to which the LESSOR is a party or by which it is bound.
                    (vi)  LESSOR is a general partnership duly
               organized under the laws of the State of Connecticut and is duly authorized to enter into this Lease.

     Section 20. LESSEE's Right To Consider Rental of All Of Building Two. At any time during the term of this Lease and any extension thereof, if Building Two is not leased to any other party, and is vacant, LESSOR or its successor shall give LESSEE written notice thereof and LESSEE shall have the right to rent the entire interior space of Building Two under the same terms and conditions as set forth in this Lease. LESSEE shall have thirty
(30) days from the sending of written notice to notify LESSOR, or the sender of the notice, if different, in writing, that it exercises its right to and shall rent such interior space beginning no more than thirty days after such notice to LESSOR. At LESSOR's or its successor's option, any rental of less than all of the interior space of Building Two shall be on such terms and conditions as may be agreed between the parties. During the term of this Lease and any extension thereof, LESSOR shall give such written notice on each occasion when Building 2, having been occupied, is not leased and is vacant.

     Section 21. Use of Available Parking. During the term of this Lease, LESSEE, including its employees, officers, clients and business invitees will have the use of one-half of the parking available for the Complex. No specific parking spaces or areas will be reserved for LESSEE's use.

     Section 22. LESSOR's Remedies. In addition to any other remedies provided in this Lease, upon the occurrence of any event of default, breach or violation on the part of LESSEE, LESSOR may, at its option, exercise any, some or all of the remedies provided to it in this Lease or otherwise, including but not limited to: (i) notify LESSEE or otherwise take action as set forth in Section 13 above; (ii) cure such default, breach or violation on LESSEE's behalf and collect all costs of doing so from LESSEE; (iii) terminate this Lease by giving written notice of such election to LESSEE, subject to any cure periods provided in this Lease; (iv) exercise any, some or all of its rights and remedies which may exist in this Lease, in law or equity. LESSOR's rights and remedies shall be cumulative. LESSEE's covenants, agreements, duties and obligations (including but not limited to the obligation to pay rent in accordance with the terms of this Lease) shall survive the termination of this Lease.

     Section 23. LESSEE's Financial Disclosure. On or before October 31 of each year, LESSEE shall provide to LESSOR copies of its audited financial statements. If LESSEE's shareholder equity is not at least Two Million ($2,000,000) Dollars, then within ten
(10) days of written notice from LESSOR or November 10 of the year in which such shareholder equity falls below Two Million ($2,000,000) Dollars whichever is earlier, LESSEE shall provide additional security in the form of a letter of credit from a bank acceptable to LESSOR for a total of twelve times the amount of the monthly installments then required to be paid by LESSEE pursuant to this Leas Such security shall be maintained, if appropriate, as set forth in Section 10 hereof.

     Section 24.  Miscellaneous Provisions.

          (a) Lease Binding on Heirs, Successors, etc. All of the terms covenants and conditions of this Lease shall inure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and assigns of the parties hereto. No change, amendment or modification of any term or condition of this Lease and novation of the Lease shall be binding unless in writing signed by both parties to this Lease.
          (b) Notices. All notices and demands, legal or otherwise, incidental to this Lease, or the occupation of the Leased Space, shall be in writing. If the LESSOR or its agent, attorney, representative or employee desires to give or serve upon the LESSEE any notice or demand, it shall be sufficient to send a copy thereof by registered mail or certified mail, addressed to the LESSEE at Building One, 1960 Bronson Road, Fairfield, Connecticut 06430, or to leave such notice, demand or a copy thereof with a person at LESSEE's administrative offices in such Leased Space. Notices from the LESSEE to the LESSOR shall be sent by registered mail or certified mail to the LESSOR at the place designated for the payment of rent, or to such party or place as the LESSOR may from time to time designate in writing.
          (c)  No Oral Changes.  This instrument may not be changed
     orally.
          (d)  Entire Agreement.   This Lease contains the entire
     agreement between the parties and all prior negotiations and agreements are merged in this Lease. Neither LESSOR nor LESSOR's agents have made any representations or warranties with respect to the Leased Space, Building 1, the Complex or this Lease except as expressly set forth in this Lease and no rights, easements or licenses are or shall be acquired by LESSEE by implication or otherwise unless expressly set forth in this Lease. This Lease may not be changed, modified or discharged, in whole or in part, orally, by conduct or by omission of either or both of the parties hereto and no executory agreement shall be effective to change, modify or discharge, in whole or in part, this Lease or any provisions of this Lease, unless such agreement is set forth in a written instrument executed by the party against whom enforcement of the change, modification or discharge is sought. All references in this Lease to the consent or approval of LESSOR shall be deemed to mean the written consent or approval of LESSOR, as the case may be, and no consent or approval of LESSOR shall be effective for any purpose unless such consent or approval is set forth in a written instrument executed by LESSOR.
          (e) Invalidity of Term. If any term, covenant or condition of this Lease or any application thereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such term, covenant or condition shall not be affected thereby.
          (f) No Presumption against Drafter. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. In the event of any action, suit, dispute or proceeding affecting the terms of this Lease, no weight shall be given to any deletions or striking out of any of the terms of this Lease contained in any draft of this Lease and no such deletion or strike out shall be entered into evidence in any such action, suit or dispute or proceeding given any weight therein.
          (g) Captions. The captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease nor the intent of any provision thereof.
          (h) Connecticut Law. This Lease shall be construed and enforced in accordance with Connecticut law.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals, and to a duplicate of the same tenor, the day and year first written above.

Signed, Sealed and Delivered
In the Presence Of:

                                   THE BRONSON ROAD GROUP
 S/ Blair T. McMorrow


                                   By  S/ Fred E. Kaseff
                                     Fred E. Kaseff
                                     Its Attorney In Fact
                                     Duly Authorized
  S/ Joanne Epstein



  S/ Donna Szybist                 COMPETITIVE TECHNOLOGIES, INC.


  S/ Jeane E. Hancock              By  S/ Frank R. McPike, Jr.
                                     Its Vice President
                                     Duly Authorized.



STATE OF CONNECTICUT)
                    ) ss:               August 28, 1996
COUNTY OF FAIRFIELD )

     Personally appeared Fred E. Kaseff, who acknowledged himself to be the Attorney In Fact of THE BRONSON ROAD GROUP, signer and sealer of the foregoing instrument and acknowledged the same to be his free act and deed and the free act and deed of THE BRONSON ROAD GROUP before me.

                                    S/ Lorraine M. Pape
                                   Notary Public
                                   My Commission Expires: 1-31-2000



STATE OF CONNECTICUT)
                    ) ss:               August 28, 1996

COUNTY OF FAIRFIELD )

     Personally appeared Frank R. McPike, Jr., who acknowledged himself to be the Vice President of COMPETITIVE TECHNOLOGIES, INC., signer and sealer of the foregoing instrument and acknowledged the same to be his free act and deed and the free act and deed of COMPETITIVE TECHNOLOGIES, INC. before me.

                                S/ Donna Szybist
                              Notary Public
                              My Commission Expires: July 31, 1998


                            EXHIBIT A

              Description of Land and Improvements


All that certain tract, piece or parcel of land situated in the Town of Fairfield, County of Fairfield and State of Connecticut, in quantity 1.38 acres, shown and designated on that certain map entitled "Map of Property at 1960 BRONSON ROAD, Fairfield, Conn., June 27, 1985" and certified substantially correct by David S. Huntington, which map is recorded in the office of the Fairfield Town Clerk as Map No. 5370.

Said land is improved by two (2) two-story concrete block office buildings with an aggregate net rentable area of approximately 18,000 square feet. The westernmost building, which contains net rentable area of approximately 9,000 square feet and faces onto Bronson Road, is hereby referred to as Building 1. The easternmost building, which contains net rentable area of approximately 9,000 square feet and faces onto Hillside Road, is hereby referred to as Building 2.

                            EXHIBIT B


                          Bronson Road
                       United Illuminating


Billing Period                       Amount            $/Sq. Ft.

12/29/93-1/28/94                   $ 8,762.13
1/28/94-3/1/94                     $ 8,309.32
3/01/94-3/30/94                    $ 5,873.28
3/30/94-4/28/94                    $ 3,864.91
4/28/94-5/27/94                    $ 3,782.40
5/27/94-6/29/94                    $ 5,372.05
6/29/94-7/29/94                    $ 5,226.34
7/29/94-8/30/94                    $ 5,512.44
8/30/94-9/30/94                    $ 4,734.51
9/30/94-10/28/94                   $ 3,039.33
10/28/94-11/30/94                  $ 4,349.02
11/30/94-12/29/94                  $ 5,356.34
                    TOTAL 1994     $64,182.07          $ 3.57

                          Bronson Road
                       United Illuminating


Billing Period                       Amount            $/Sq. Ft.

12/29/94-1/30/95                   $ 6,492.15
1/30/95-2/28/95                    $ 6,674.36
2/28/95-3/29/95                    $ 4,737.20
3/29/95-5/1/95                     $ 4,561.22
5/1/95-5/31/95                     $ 4,224.60
5/31/95-6/28/95                    $ 4,911.88
6/28/95-7/31/95                    $ 5,260.53
7/31/95-8/31/95                    $ 5,268.40
8/31/95-9/29/95                    $ 4,288.88
9/29/95-10/27/95                   $ 3,213.81
10/27/95-11/29/95                  $ 5,194.69
11/29/95-12/29/95                  $ 6,802.88
                    TOTAL 1995     $61,630.60          $ 3.42

                          Bronson Road
                       United Illuminating


Billing Period                       Amount            $/Sq. Ft.

6/28/95-7/31/95                    $ 5,260.53
7/31/95-8/31/95                    $ 5,268.40
8/31/95-9/29/95                    $ 4,288.88
9/29/95-10/27/95                   $ 3,213.81
10/27/95-11/29/95                  $ 5,194.69
11/29/95-12/29/95                  $ 6,802.88
12/29/95-1/30/96                   $ 7,675.95
1/30/96-2/28/96                    $ 7,050.30
2/28/96-3/28/96                    $ 5,822.41
3/28/96-4/30/96                    $ 5,139.78
4/30/96-5/30/96                    $ 4,679.04
5/30/96-6/28/96                    $ 5,921.33
     12 monhts ended 6/30/96       $66,318.00          $ 3.68